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[REDDING BANCORP LOGO]

                                  EXHIBIT 99.1

REDDING BANCORP (RDDB)
COMPANY PRESS RELEASE

                                                     FOR INFORMATION CONTACT:
                                         MICHAEL C. MAYER, PRESIDENT & CEO
                                                     REDDING BANCORP
                                                     PHONE (530) 224-7361, OR
                                         LINDA J. MILES, CHIEF FINANCIAL OFFICER
                                                     PHONE (530) 224-7318
                                      WWW.REDDINGBANKOFCOMMERCE.COM/PORTAL

FOR IMMEDIATE RELEASE:
----------------------

REDDING BANCORP, PARENT COMPANY OF REDDING BANK OF COMMERCE
ANNOUNCES THIRD QUARTER OPERATING RESULTS

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REDDING, CALIFORNIA, OCTOBER 15, 2001/ PRNEWSWIRE-- Redding Bancorp (OTCBB:
RDDB), a $315.5 million asset financial services holding company, and parent company of Redding Bank of Commerce, today announced earning results for the third quarter and nine months ended September 30, 2001. Redding Bancorp's net income for the third quarter 2001 decreased 18.69% to $996,000 or $0.35 per diluted share compared to $1.2 million or $0.43 per share during the third quarter 2000. Redding Bancorp's net income for the nine months ended September 30, 2001 decreased 14.63% to $3.1 million, or $1.04 per diluted share, compared to $3.6 million, or $1.21 per diluted share for the nine months ended September 30, 2000.

Based on net income for the third quarter 2001, Redding Bancorp's return on average equity was 14.14%, its return on average assets was 1.32% and its efficiency ratio was 54.95%, while the third quarter of 2000 net income resulted in a return on average equity of 17.52%, return on average assets of 1.99% and an efficiency ratio of 46.05%.

"Redding Bancorp's operating performance continues to compare favorably to our peer group and provide exceptional returns to our shareholders. For the third quarter 2001, our focus was on the integration and growth at the Roseville Banking Centers and in generating asset growth combined with strong credit quality," SAID MICHAEL C. MAYER, PRESIDENT & CHIEF EXECUTIVE OFFICER OF REDDING BANCORP.

"The decrease in net interest margin from a year ago is attributable to a 4% drop in the prime lending rate since the first of the year. The Federal Reserve has cut rates to 40-year lows in an effort to fend off a recession. The Company's internal financial models indicate that in periods of falling interest rates its net interest margin is expected to decrease while in periods of rising interest rates its margin is expected to increase. This decrease of net interest margin is magnified by the fact that the Company's assets reprice at a more rapid rate than liabilities. "

Net income, for the nine months ended September 30, 2001 decreased 14.63% to $3.1 million, or $1.04 per diluted share, compared to $3.6 million, or $1.21 per diluted share for the same period 2000. Annualized return on average equity was 14.68%, annualized return on average assets was 1.49%, compared with 21.08% and 2.01% for the same period in 2000.



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At September 30, 2001, Redding Bancorp's total assets were $315.5 million, an increase of 23.10% or $59 million from September 30, 2000. Total loans grew 17.18%, to $215.6 million, an increase of $31.6 million from September 30, 2000, while total deposits increased to $275.4 million, an increase of 25.42% or $55.8 million from September 30, 2000.

Redding Bancorp's allowance for loan losses was 1.46% of total loans at September 30, 2001 and 1.65% at September 30, 2000, while its ratio of non-performing assets to total assets was 0.33% at September 30, 2001, compared to 0.65% at September 30, 2000. Provisions for loan losses for the nine months ended September 2001 were $256,000 versus $56,000 for the same period in 2000. Provisions to allowance are consistent to cover the growth in the loan portfolio. The Company had year-to-date net loan charge-offs of $41,000 in 2001 compared to net recoveries of $56,000 in the same period of 2000. All internal measurements of credit quality reflect an improvement in total portfolio credit quality.

The capital ratios of Redding Bancorp and its primary subsidiary, Redding Bank of Commerce continue to be above the well-capitalized guidelines established by bank regulatory agencies.

Net interest income remained consistent at $2.8 million in the third quarter 2001, compared with $2.8 million for the third quarter 2000. Net interest income for the nine months ended September 30, 2001 was $8.4 million compared to $8.5 million for the same period in 2000. Net interest margin for the nine months ended September 30, 2001 was 4.40%, compared with 5.11% for the same period in 2000.

Non-interest income for the nine months ended September 30, 2001 decreased 9.10% to $1.9 million compared with $2.1 million for the same period in 2000. Merchant credit card income declined 40.33% to $839,000 compared with $1.4 million for the same period a year ago, and is reflective of the new contract pricing. The decline in merchant income was partially offset by an increase in other fee income of 36.51%, or $222,000. Non-interest income for the third quarter decreased $218,000 or 29.86% to $512,000 from the prior year of $730,000, primarily due to the decrease in merchant credit card income.

Non-interest expense for the nine months ended September 30, 2001 increased 8.53% to $5.2 million compared with $4.8 million for the same period in 2000.

Attributed to the rise in non-interest expense are additions to staffing in the Roseville market, courier costs to support the Roseville and Sunrise offices, legal fees and one-time expenses attributed to the acquisition of the Sunrise focused service office. Non-interest expense for the third quarter increased $225,000 or 13.73% to $1,864,000 from the prior year of $1,639,000, primarily due to staffing additions in the Roseville market.

Redding Bancorp, located in Redding California is a bank holding company that owns Redding Bank of Commerce, a federally insured California banking corporation, which opened on October 22, 1982. Redding Bank of Commerce has three full service offices and one focused service office. The full-service offices are located in Redding, California, and Roseville Banking Center at Eureka, a division of RBC, is located in Roseville, California and the Roseville Banking Center at Sunrise located in Citrus Heights, California is a focused service office targeting stable deposit markets.



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This quarterly press release includes forward-looking information, which is subject to the "safe harbor" created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company's plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:

o Competitive pressure in the banking industry and changes in the regulatory environment.
o Changes in the interest rate environment and volatility of rate sensitive deposits.
o The health of the economy declines nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company's loans.
o Credit quality deteriorates which could cause an increase in the provision for loan losses.
o Losses in the Company's merchant credit card processing business.
o Asset/Liability matching risks and liquidity risks.
o Changes in the securities markets.

For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 under the heading "Risk factors that may affect results". Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



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                                 REDDING BANCORP
            SELECTED CONSOLIDATED QUARTERLY FINANCIAL CONDITION DATA
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

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                                                      As of and    As of and   As of and    As of and    As of and     As of and
                                                        for the      for the     for the      for the      for the       for the
                                                          three        three       three        three        three         three
                                                         months       months      months       months       months        months
                                                          ended        ended       ended        ended        ended         ended
                                                      September     June 30,   March 31,     December     September     June 30,
                                                       30, 2001         2001        2001     31, 2000      30, 2000         2000
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
Assets:

Cash and due from banks                               $14,809      $13,425      $11,598       $12,603      $11,438      $12,606
Federal funds sold                                     23,400       15,630       24,270        13,010       23,180       12,120
Securities available-for-sale                          43,368       38,515       24,570        20,997       19,676       19,857
Securities held to maturity                             4,524        5,054        5,861         5,007        5,613        5,907
Loans, net of allowance for loan losses               215,658      203,048      194,328       191,322      184,043      180,958
Bank premises and equipment, net                        5,343        5,422        5,187         5,287        5,346        5,424
Other assets                                            8,366        8,429        7,417         6,881        6,974        5,822
                                                        -----        -----        -----         -----        -----        -----
TOTAL ASSETS                                         $315,468     $289,523     $273,231      $255,107     $256,270     $242,694
                                                     ========     ========     ========      ========     ========     ========

Liabilities:
Demand - noninterest bearing
Demand - interest bearing                             $39,807      $26,079      $33,072       $37,392      $39,860      $34,575
Savings                                                61,716       50,523       53,921        47,394       46,670       40,218
Certificates of deposit                                17,146       15,766       13,355        12,496       14,238       12,166
                 Total Deposits                       156,777      155,882      127,831       120,754      118,853      119,368
                                                      -------      -------      -------       -------      -------      -------
                                                      275,446      248,250      228,179       218,036      219,621      206,327
Other borrowings                                        6,563        6,425       11,272         5,268        4,189        4,800
Other liabilities                                       3,721        4,728        3,902         3,049        3,492        3,906
                                                        -----        -----       ------        ------       ------        -----
                 Total Liabilities                    285,730      259,403      243,353       226,353      227,302      215,033

Stockholders' Equity:
Common Stock                                            9,010        9,247        9,359         9,371        5,169        5,154
Retained Earnings                                      20,101       20,764       20,330        19,296       23,919       22,709
Accumulated other comprehensive income (loss), net        627          109          189            87        (120)        (202)
                                                          ---          ---          ---            --        -----        -----
                 Total stockholders' equity            29,738       30,120       29,878        28,754       28,968       27,661
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $315,468     $289,523     $273,231      $255,107     $256,270     $242,694
                                                     ========     ========     ========      ========     ========     ========

Interest Income:
  Net interest income                                 $ 2,828       $2,738       $2,856        $2,929       $2,829       $2,819
  Provision (credit) for loan losses                     (52)          149          158            86            0           56
                                                        -----         ----          ---            --            -           --
  Net interest income after provision for loan
losses                                                  2,880        2,589        2,698         2,843        2,829        2,763

Noninterest Income:
  Service Charges                                          53           55           51            48           56           57
  Credit Card service income, net                         120          245          474           469          482          454
  Other Income                                            339          284          207           169          192          204
  Net  gain (loss) on sale of securities
available for sale                                          0          100            0             0            0            0
                                                          ---          ---            -             -            -            -
     Total noninterest income                             512          684          732           686          730          715

Noninterest Expense:
  Salaries and related benefits                         1,068          898          969           959          972          922
  Net occupancy and equipment expense                     309          277          225           250          246          221
  Data processing and professional fees                   145          150          105            71          126          134
  Other expenses                                          342          394          361           346          295          263
                                                          ---          ---          ---           ---          ---          ---
      Total noninterest expense                         1,864        1,719        1,660         1,626        1,639        1,540

Income before taxes                                     1,528        1,554        1,770         1,903        1,920        1,938
   Provision for income taxes                             532          582          639           721          695          698
                                                         ----         ----          ---           ---          ---          ---
            Net Income                                   $996         $972       $1,131        $1,182       $1,225       $1,240
                                                         ====         ====       ======        ======       ======       ======

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
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KEY FINANCIAL RATIO'S (UNAUDITED)           As of and for      As of and for     As of and for    As of and for     As of and for
                                         the three months   the three months         the three        the three  the three months
                                                    Ended              Ended      months Ended     months Ended             Ended
                                            Sept 30, 2001      June 30, 2001      Dec 31, 2000   Sept. 30, 2000     June 30, 2000
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
Net earnings per share- basic                       $0.36            $0.35             $0.41            $0.43             $0.43
Net earnings per share- diluted                     $0.33            $0.33             $0.39            $0.41             $0.42
Dividends per share                                 $0.00            $0.00             $0.59            $0.00             $0.00
Net Interest Margin                                 4.40%            4.60%             5.16%            5.11%             5.20%

Average Equity                                    $28,145          $28,126           $26,804          $22,961           $26,422
Return on Average Equity                           14.68%           14.95%            17.95%           21.08%            18.20%
Average Assets                                   $276,601         $263,406          $243,339         $240,243          $237,078
Return on Average Assets                            1.49%            1.60%             1.98%            2.01%             2.03%

Total Assets                                     $315,468         $289,523          $255,107         $256,270          $242,694
Loans Receivable, net of allowances              $215,658         $203,048          $191,322         $184,043          $180,958
Deposits                                         $275,446         $248,250          $228,179         $219,621          $206,327
Shareholder's Equity                              $29,738          $30,120           $28,754          $28,968           $27,661
Total shares outstanding                            2,757            2,835             2,884            2,877             2,877
Book Value per share                               $10.79           $10.63             $9.97           $10.07             $9.62

Loan to deposit ratio                              79.45%           81.79%            83.85%           85.20%            87.70%
Non-performing loans to total assets                0.33%            0.11%             0.58%            0.65%             0.23%
Allowance for loans losses to total                 1.46%            1.36%             1.53%            1.65%             1.65%
loans

Leverage capital                                   10.41%           11.39%            11.52%           10.37%            11.56%
Tier 1 risk based capital                          11.50%           12.89%            13.75%           12.59%            14.22%
Total risk based capital                           12.75%           14.09%            15.01%           13.84%            15.47%

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